Exhibit 10.10

                            SETTLEMENT AGREEMENT AND
                      MUTUAL RELEASE OF ANY AND ALL CLAIMS

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ANY AND ALL CLAIMS, hereinafter referred to as the "Agreement", is made, executed, delivered, and entered into by THAXTON INVESTMENT CORPORATION, a South Carolina corporation hereinafter referred to as "Thaxton"; and FIRSTPLUS FINANCIAL GROUP, INC., a Nevada corporation hereinafter referred to as "FirstPlus".

                                   WITNESSETH

         WHEREAS, on January 19, 1999 the parties hereto and FirstPlus Consumer Finance, Inc. ("FPCF"), a Delaware corporation controlled by FirstPlus, entered into a contract (the "Purchase Agreement") pursuant to which Thaxton agreed to buy from FPCF, and FPCF agreed to sell to Thaxton, substantially all of the assets of FPCF; and

         WHEREAS, on February 1, 1999 the parties to the Purchase Agreement consummated all of the transactions contemplated therein; and

         WHEREAS, disputes subsequently arose between the parties to the Purchase Agreement which were arbitrated on October 4, 2000 in Charlotte, NC under the rules of the American Arbitration Association in a manner consistent with terms of the Purchase Agreement resulting in an aware (the "Award") in favor of Thaxton in the amount of $515,491.15; and

         WHEREAS, on December 11, 2000 Thaxton caused to be filed a related Motion and Application to Confirm Arbitration Award in the US District Court for the Western District of North Carolina giving rise to Case No. 3:00 CV 624-V (the "Civil Action"); and

         WHEREAS, on April 16, 2001 the parties executed a Letter of Interest pursuant to which the parties agreed to explore a good faith settlement of the issues giving rise to the Award and the Civil Action; and

         WHEREAS, on or about April 7, 2000 FirstPlus Financial, Inc. (the "Bankruptcy"), a subsidiary of FirstPlus, filed a Modified Third Amended Plan of Reorganization (the "Plan of Reorganization") in Case No. 99-31869-HCA-11 in the US Bankruptcy Court for the Northern District of Texas - Dallas Division (the "Bankruptcy Court"); and

         WHEREAS, under the Plan of Reorganization FirstPlus has the right to certain "Residual Assets" of Bankrupt to the extent they are realized by the Bankrupt which FirstPlus will receive, if at all, over a period of years; and

         WHEREAS, the parties hereto are willing to settle all matters hereto arising between them on the terms and conditions herein contained.

         NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the parties heretofore agree as follows:

                           I. CONSIDERATION TO THAXTON

         1.1 Value of Residual Assets. The parties agree that the value, if any, of the Residual Assets is speculative since it is not now known whether FirstPlus, or Thaxton as a result hereof, will ever derive any value out of its rights with respect to said Residual Assets. Therefore, the parties hereby agree that each dollar of Residual Assets realized by FirstPlus shall have a value of $.50 for the purposes of this Agreement.

         1.2 Total Consideration due Thaxton. In consideration for Thaxton's satisfaction of its obligations to FirstPlus hereunder, FirstPlus agrees to pay Thaxton a sum not exceeding $515,500 as follows:

             (a) Current Cash Payment. Contemporaneously herewith, FirstPlus shall pay Thaxton, in US legal tender by wire transfer, the sum, of FIFTY THOUSAND AND 00/100 DOLLARS; and

             (b) Assignment. FirstPlus hereby assigns, transfers and conveys to Thaxton 1.86% of each dollar of Residual Assets to which FirstPlus becomes entitled to receive, if any, under the terms of the Plan of Reorganization until Thaxton has received the sum of $931,00 in cash in addition to the Current Cash Payment due Thaxton under the terms of subsection 1.2(a) above. All such sums due Thaxton under this subsection 1.2(b) shall be due and payable by FirstPlus to Thaxton within 15 days after the calendar quarter in which FirstPlus has the right to such sums under the Plan of Reorganization. Thaxton shall only be entitled to receive sums from FirstPlus under this subparagraph to the extent FirstPlus is entitled to receive Residual Assets under the terms of the Plan of Reorganization. Thaxton assumes no liability whatsoever of FirstPlus, including without limitation any liability relating to or derived from the Residual Assets, as a result of its execution of this Agreement.

                      II. RELEASE AND SETTLEMENT PROVISIONS

         2.1 Release of Claims by Thaxton. Thaxton forever and completely releases, acquits and discharges FirstPlus and its successors, assigns, past and present directors and officers, agents, parents, subsidiaries, affiliates, insurers, servants, representatives, and employees and each of them from and of each and every hereto arising right, claim, demand, and cause of action in contract or tort, whether common law or statutory, known or unknown, liquidated or unliquidated, relating to or arising out of any act(s), transaction(s), or occurrence(s), including without limitation those facts set forth above, which could on this date have been made a subject of a lawsuit and/or administrative action. Nothing herein shall be construed as a release or waiver of FirstPlus' obligations under the terms of this Settlement Agreement. In particular, Thaxton shall, as soon as practicable hereafter, cause any judgment it has obtained against

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FirstPlus pursuant to the Civil Action to be reflected of record as being satisfied in full; or, to the extent said Civil Action has not yet resulted in a judgment, to cause such Civil Action to be dismissed with prejudice.

         2.2 Release of Claims by FirstPlus. FirstPlus forever and completely releases, acquits and discharges Thaxton and its successors, assigns, past and present directors and officers, agents, parents, subsidiaries, affiliates, insurers, servants, representatives, and employees and each of them from and of each and every hereto arising right, claim, demand, and cause of action in contract or tort, whether common law or statutory, known or unknown, liquidated or unliquidated, relating to or arising out of any act(s), transaction(s), or occurrence(s) which was made or could have on this date have been made a subject of a Lawsuit. Nothing herein shall be construed as a release or waiver of Thaxton's obligations under the terms of this Settlement Agreement.

         2.3 Future Actions. Each party agrees that it will not file any action in any court or pursue any administrative action against the other with respect to any alleged legal claims or cause of action or conduct whatsoever arising from or relating to facts occurring on or before the date of this agreement, or to otherwise attempt to collect sums from the other party with respect to any such alleged claim or cause of action or conduct, or to otherwise attempt to enforce any alleged heretofore existing agreement between the parties it being hereby mutually agreed by both parties that all duties of each party arising pursuant to any such heretofore existing agreement between the parties are extinguished by their execution of this agreement.

         2.4 Fees and Costs. Thaxton, and FirstPlus agree that each party shall bear their own fees (including without limitation any attorney's fees) and all other costs of whatever description incurred in connection with this Settlement Agreement, the facts and/or dispute giving rise to it and each parties effort(s) to prevail with respect to such disputes and/or matters set forth above.

         2.5 Representations and Warranties. Thaxton and FirstPlus each represent and warrant to the other (1) that the signatories to the Agreement have full legal right, power, and authority to execute the Agreement and bind the party for whom that signatory acts; (2) that the execution, delivery, and performance of the Agreement and the stipulations and terms herein have been duly authorized by appropriate action; (3) that they have read the Agreement; and, (4) that they are not relying on any representations not contained herein. In addition, FirstPlus represents and warrants to Thaxton that this Agreement is not in violation of any order of the Bankruptcy Court.

         2.6 No Assignment of Claims. Each party represents and warrants that it is the full and sole owner of the claims, demands, or causes of action referred to in the Agreement at the time of the execution of the Agreement, that it has full authority to execute the Agreement, and that the claims, demands, or causes of action the parties have against one another, whether known or unknown, which arose or might arise out of any heretofore existing facts, have not been, and will not be, assigned, transferred, or otherwise encumbered. In particular, FirstPlus represents and warrants that it has not, and will not, assign or otherwise transfer any of its rights to any of its rights to any of the Residual Assets herein assigned to Thaxton by FirstPlus.

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

                                III. CONSTRUCTION

         3.1 Confidentiality. The parties agree not to in any way publicize, disclose or discuss the terms of this dispute or settlement to or with persons other than those named herein except as otherwise required by law, or as necessary to effectuate the intent of this Agreement, or to the extent either party deems disclosure of the terms of the dispute or settlement necessary to defend against any demand or claim made by any party, whether a party to the Agreement or any third-party. While not limiting the generally of the foregoing sentence, disclosure includes a statement, written, or oral, to any person, newspaper, magazine, radio or television station.

         3.2 Choice of Law. The Agreement is governed by and shall be construed in accordance with the laws of the State of South Carolina.

         3.3 Binding Effect. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, if any.

         3.4 Copies. It is understood and agreed that the Agreement may be executed in a number of identical counterparts or with detachable signature pages and shall constitute one agreement, binding upon all parties thereto as if all parties signed the same document.

         3.5 Additional Documents. Each of the parties agrees to execute such additional documents as may be necessary to effectuate the terms of the Agreement.

         3.6 Headings. The headings of the Agreement are inserted for conveniences only and shall not control or affect the meaning, construction, or effect of the Agreement or any of its provisions.

         3.7 Amendment. The Agreement and any of its terms may be amended, modified or waived only by a writing signed by all parties hereto.

         3.8 Entire Agreement. The Agreement embodies, merges and integrates all prior and current agreements and understandings of the parties hereto. No oral understandings, statements, promises, or inducements contrary to the terms of the Agreement exist. The Agreement cannot be changed or terminated orally.

         3.9 Contractual Matters. The statements and representations contained herein are considered contractual in nature and not merely recitations of fact.

         3.10 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised of a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms as such illegal, invalid or unenforceable provision as may be possible.

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         3.11 Third Parties. This Agreement is not intended to confer upon any person or entity who or which is not a party to this Agreement any rights or remedies hereunder.

         3.12 Affiliates. For the purpose of this Agreement, any corporation or entity shall be deemed to be an affiliate of Thaxton if, directly or indirectly, it is controlled by James D. Thaxton. For the purpose of this Agreement, any corporation or entity shall be deemed to be an affiliate of FirstPlus if, directly or indirectly, it is controlled by FirstPlus.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this the 12th day of October, 2001.

                                              Thaxton Investment Corporation

                                              By: /s/ James D. Thaxton
                                                 -----------------------------
                                                  James D. Thaxton, President


                                              FirstPlus Financial Group, Inc.


                                              By: /s/ Dan Phillips
                                                 -----------------------------
                                                  Dan Phillips, President


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